Exhibit 5.1

September 28, 2006

Board of Directors of

Storm Cat Energy Corporation

1125 Seventeenth Street, Suite 2310

Denver, CO 80202

Dear Sirs/Mesdames:

Re:                             Storm Cat Energy Corporation – Form S-8 Filing

We have acted as solicitors for Storm Cat Energy Corporation, a British Columbia company (the “Company”) in connection with its registration, pursuant to a registration statement on Form S-8 (the “Registration Statement”) filed with the United States Securities and Exchange Commission, of 9,044,998 common shares in the capital of the Company (the “Shares”), issuable under the terms of the Company’s Amended & Restated Share Option Plan dated for reference June 27, 2006 (the “Share Option Plan”) and the Company’s Restricted Share Unit Plan dated for reference June 27, 2006 (the “Restricted Share Plan” and together with the Share Option Plan, the “Plans”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of the following documents:

1.                                       the Registration Statement;

2.                                       the Plans, as filed in the minute book of the Company maintained at its registered and records office in British Columbia;

3.                                       written consent resolutions of the Board of Directors of the Company effective May 12, 2006 relating to the approval of the Plans;

4.                                       minutes of the Annual and Special General Meeting of the Shareholders of the Company held on June 27, 2006 relating to the approval of the Plans; and

5.                                       a certificate of an officer of the Company, dated September 28, 2006, as to certain facts relating to the Company.

We have examined originals, photocopies, certified copies or facsimiles of such public and corporate records, certificates, instruments and other documents and have considered such questions of law and made such other investigations as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In such examinations, we have assumed (i) the genuineness of all signatures; (ii) the authenticity of all original documents examined by us, the conformity to original documents of all certified copies and photocopies examined by us; and (iii) that statements made by government officials and certificates provided by them are true and correct as at the time they were made and continue to be true and correct from such to the time of delivery of this opinion.

In addition, in giving the opinions expressed herein, we have assumed that, at all material times, no order of a competent regulatory authority will have been issued to cease the trade or distribution of the Shares or that affects any person or corporation who engages in such a trade and no court judgment, order, decree, injunction, decision or ruling will be in effect which prevents the trade or distribution of the Shares or that affects any person or corporation who engages in such a trade.

As to certain matters of fact relevant to our opinions herein, we have relied on a certificate of an officer of the Company dated September 28, 2006 a copy of which is attached to this opinion letter.

We are qualified to practice law only in the Province of British Columbia and express no opinion as to any laws, or matters governed by any laws, other than the laws of the Province of British Columbia, and the federal laws of Canada applicable therein.

To the extent that this opinion is based on any assumption, given in reliance on any certificate or made subject to any qualification, our opinions given in reliance thereon are based on such assumption, given in reliance on such certificate and made subject to such qualification.

Based and relying on the foregoing and subject to the qualifications hereinafter set out, we are of the opinion that upon the issuance of the Shares pursuant to the terms of the Plans; and receipt by the Company of the full consideration for the Shares specified in the resolutions adopted by the Board of Directors authorizing the issuance thereof, the Shares will be validly issued, fully paid, and non-assessable.

This opinion letter has been prepared for your use in connection with the Registration Statement; we assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. The opinions herein are limited to the matters stated herein, and no opinion or belief is implied or may be inferred beyond the matters expressly stated herein.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the United States Securities Act of 1933, as amended.

Yours truly,

/s/ Bull, Housser & Tupper LLP
BULL, HOUSSER & TUPPER LLP